EXHIBIT 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Dan R. Lee, Chairman, President and Chief Executive Officer of Microtek Medical Holdings, Inc., a Georgia corporation (the “Company”), do hereby certify, to the best of my knowledge, that:

This Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 8, 2006	/s/ Dan R. Lee
Dan R. Lee
Chairman, President and Chief Executive Officer